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                                                                     Exhibit 4.6


                      COLLABORATIVE CLINICAL RESEARCH, INC.
                 AMENDED AND RESTATED 1992 SHARE INCENTIVE PLAN

                  1. GENERAL. This Share Incentive Plan (the "Plan") provides eligible employees and directors of Collaborative Clinical Research, Inc. (the "Company") and its subsidiaries ("Eligible Employees") with the opportunity to acquire or expand their equity interest in the Company by making available for award or purchase shares of Common Stock, without par value, of the Company ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Stock Options"). An individual grant of Stock Options shall be individually referred to herein as a "Grant".

                  It is intended that Eligible Persons who are key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under Section 422 of the Code.

                  It is intended that Eligible persons who are directors may be granted, from time to time, Non-qualified Stock Options. Directors are not eligible to receive Incentive Stock Options.

                  2. PURPOSE OF THE PLAN. One purpose of the Plan is to provide continuing incentives to key employees of the Company and of any subsidiary corporation of the Company, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

                  Another purpose of the Plan is to enable the Company to attract, retain and reward directors of the Company and strengthen the mutuality of interest between such directors and the Company's shareholders by encouraging such directors to acquire new or additional share ownership in the Company, thereby increasing their proprietary interests in the Company's business and enhancing their personal interests in the Company's success.

                  For purposes of the Plan, a "subsidiary corporation" consists of any corporation fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company.

                  3. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of Grants pursuant to the Plan, except as provided in Section 12 hereof.


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                  4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors of the Company (the "Board"), or by any committee selected by the Board by majority vote and composed of no fewer than two (2) members of the Board (a "Committee") (the Board or a Committee, as the case may be, the "Administrator"). No person shall be appointed to any Committee who, during the one-year period immediately preceding such person's appointment to the Committee, has received any Grants under the Plan or any similar stock option or stock incentive plan, other than a formula-based plan, maintained by the Company or any subsidiary corporation. A member of any Committee shall not be eligible to participate in this Plan while serving on a Committee.

                  A majority of the members of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Administrator) shall constitute binding acts of the Administrator.

                  Subject to the terms and conditions of the Plan, the Administrator shall be authorized and empowered:

                  (a) To select Eligible Persons to whom Grants may be made;

                  (b) To determine the number of Common Shares to be covered by any Grant;

                  (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants;

                  (d) To determine the time or times when Stock Options will be granted and when they will terminate in whole or in part;

                  (e) To determine the time or times when Stock Options that are granted may be exercised;

                  (f) To determine, at the time a Stock Option is granted under the Plan to an Eligible Person who is an employee, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code; and

                  (g) To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code.

                  5. PERSONS ELIGIBLE FOR GRANTS. Grants may be made from time to time to those Eligible Persons who are designated by the Administrator in its sole and exclusive discretion. Eligible Persons may include, but shall not necessarily be limited to, members of the Board of Directors (excluding members of a Committee) and officers of the Company and any



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subsidiary corporation; however, Stock Options intended to qualify as Incentive
Stock Options shall only be granted to key employees while actually employed by the Company or a subsidiary corporation and shall not be granted to directors. The Administrator may grant more than one Stock Option to the same Eligible Person. No Stock Option shall be granted to any Eligible Person during any period of time when such key employee is on a leave of absence.

                  6. SHARES SUBJECT TO THE PLAN. The shares to be issued pursuant to any Grant made under the Plan shall be Common Shares. Either Common Shares held as treasury stock or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Administrator shall from time to time determine.

                  Subject to the provisions of the next succeeding paragraph of this Section 6 and the provisions of Section 7(h), the aggregate number of Common Shares that can be actually issued under the Plan shall be four hundred eighty-one thousand three hundred thirty-three (481,333) Common Shares.

                  If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and
(ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price of the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

                  7.       STOCK OPTION PROVISIONS.

                  (a) GENERAL. The Administrator may grant to Eligible Persons (also referred to as "optionees") nontransfereable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify, except that no Stock Option which is an Incentive Stock Option shall be granted to any Eligible Person who is a director. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company and (ii) the date this Plan is approved by the shareholders of the Company.



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                  (b) STOCK OPTION PRICE. The option price per Common Share
which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Administrator at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner" as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such Option, as determine by the Administrator, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The option price per Common Share under each Stock Option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Administrator at the time of Grant. Except as specifically provided above, the fair market value of a Common Share shall be determined in accordance with procedures to be established by the Administrator. The day on which the Administrator approves the granting of a Stock Option shall be considered the date on which such Option is granted.

                  (c) PERIOD OF STOCK OPTION. The Administrator shall determine when each Stock Option is to expire. However, no Incentive Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an Eligible Person who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of (5) years from the date of grant of such Option.

                  (d) LIMITATION ON EXERCISE AND TRANSFER OF STOCK OPTIONS. Only the Eligible Person to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such Eligible Person, and except as otherwise provided in the case of such Eligible Person's death. No Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

                  (e) EMPLOYMENT, HOLDING PERIOD REQUIREMENTS FOR CERTAIN OPTIONS. The Administrator may condition any Stock Option granted hereunder to an Eligible Person who is an employee upon the continued employment of the optionee by the Company or by a subsidiary corporation, and may make any such Stock Option immediately exercisable. However, the Administrator will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period (except if the optionees' employment is terminated due to death or permanent and total disability, in which event such period shall be one year). Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Administrator. Upon completion of such requirements, if any, a Stock



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Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

                  Each Stock Option granted to an Eligible Person who is a director shall be subject to such restrictions as to the time and method of exercise as shall be prescribed by the Administrator. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

                  (f) PAYMENT FOR STOCK OPTION PRICE. A Stock Option shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Administrator, in whole or in part with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Administrator may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

                  (g) CERTAIN REISSUANCES OF STOCK OPTIONS. To the extent Common Shares are surrendered by an optionee in connection with the exercise of a Stock Option in accordance with Section 7(f), the Administrator may in its sole discretion grant new Stock Options to such optionee (to the extent Common Shares remain available for Grants), subject to the following terms and conditions:

                  (i) The number of Common Shares shall be equal to the number of Common Shares being surrendered by the optionee;

                  (ii) The option price per Common Share shall be equal to the fair market value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Grant; and

                  (iii) The terms and conditions of such Stock Options shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of this Plan.

                  (h) CANCELLATION AND REPLACEMENT OF STOCK OPTIONS AND RELATED RIGHTS. The Administrator may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Stock Options for such number of shares as the Administrator shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Administrator shall determine


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the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Stock Option so surrendered shall no longer be charged against the limitation provided in Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under this Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an alteration, amendment or modification of the Plan or of the Stock Options being surrendered.

                  (i) LIMITATION ON EXERCISABLE INCENTIVE STOCK OPTIONS. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by an Eligible Person who is an employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

                  8. TERMINATION OF EMPLOYMENT. If an Eligible Person who is an employee ceases to be an employee of the Company and every subsidiary corporation, for a reason other than death, retirement, permanent and total disability or termination without cause, his Grants shall, unless extended by the Administrator on or before his date of termination of employment, terminate on the effective date of such termination of employment. Neither the Eligible Person nor any other person shall have any right after such date to exercise all or any part of his Stock Options.

                  If termination of employment is due to death or permanent and total disability, then outstanding Stock Options may be exercised within the one
(1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options shall be exercised by such Eligible Person's estate, or the person designated by such Eligible Person by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option be exercisable after the expiration of the option period, and in the case of exercises made after an Eligible Person's death, not to any greater extent than the key employee would have been entitled to exercise such Option at the time of his death.

                  Subject to the discretion of the Administrator, in the event an Eligible Person terminates employment with the Company and all subsidiary corporations because of normal or early retirement under any pension plan or retirement plan hereafter adopted by the Company, or any then-outstanding Stock Options held by such Eligible Person shall lapse at the earlier of the end of the term of such Stock Option or three (3) months after such retirement or permanent and total disability.

                  In the event an Eligible Person is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with


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the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.

                  9. CHANGE OF CONTROL. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options granted under this Plan shall become immediately exercisable in full.

                  For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 75% or more of the outstanding voting securities of the Company;
(ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 25% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

                  10. AMENDMENTS TO PLAN. The Administrator is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Administrator may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Administrator or the Board of Directors result in:

                  (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

                  (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or

                  (c) Materially increasing the benefits accruing to participants under this Plan;

except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

                  11. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The Administrator may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee:


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         "I agree that any Common Shares of Collaborative Clinical Research,
         Inc. which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Collaborative Clinical Research, Inc. an opinion of counsel satisfactory to Collaborative Clinical Research, Inc. to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

                  The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Stock Option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Administrator shall, in its sole discretion, determine to be necessary or advisable or the determination by the Administrator, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Administrator, in its sole discretion, shall determine to be adequate.

                  12. GENERAL PROVISIONS. The form and substance of Stock Option agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any Eligible Person any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of a Stock Option, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any Eligible Person with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.



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                  13. TERMINATION OF THIS PLAN. This Plan shall terminate on
September 22, 2002, and thereafter no Stock Options or Restricted Stock or SARs shall be granted hereunder. All Stock Options and SARs outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.

                  IN WITNESS WHEREOF, the Company, by order of its Board of Directors, has caused the undersigned, duly authorized officers to execute this Plan as of the day and year first above written.

                              COLLABORATIVE CLINICAL RESEARCH, INC.

                              By /s/ Jeffrey A. Green
                                -------------------------------------

                              And /s/ Terry C. Black
                                -------------------------------------

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